Exhibit 3.4

AMENDED AND RESTATED BYLAWS

OF

FOREST OIL CORPORATION

RESTATED AS OF DECEMBER 16, 2014

ARTICLE I

MEETINGS OF SHAREHOLDERS

Section 1. Annual meetings of shareholders shall be held on the second Wednesday in May of each year if not a legal holiday, and if a legal holiday, then on the next business day following, at 10 am., or at such other date and time as may be fixed from time to time by the board of directors at such place within or without the State of New York as may be fixed from time to time by the board of directors and all as stated in the notice of the meeting.

Section 2. Special meetings of shareholders for any purpose or purposes may be held at such place within or without the State of New York as shall be fixed from time to time by the board of directors, or if no such place is so fixed, or whenever shareholders entitled to call a special meeting shall call the same, at Houston, Texas. Except as otherwise prescribed by these bylaws, by statute or by the certificate of incorporation, special meetings of shareholders may be called by the board of directors or the chairman of the board or the chief executive officer or by the secretary of the corporation at the request of the holders of two-thirds of the votes represented by all the outstanding shares entitled to vote thereon, at such time as may be fixed by the person or persons calling the same and as shall be stated in the notice of said meeting.

Section 3. Written notice of each annual or special meeting of shareholders shall specify the place, date and hour thereof and, if such meeting is a special meeting, the purpose or purposes for which the meeting is called, and that the call is being issued by or at the direction of the person or persons calling the meeting. Such notice shall be given personally, by electronic transmission or by mail, postage prepaid, not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each shareholder of record entitled to vote thereat, or who, by reason of any action proposed at such meeting, would be entitled to have his stock voted or appraised if such action were taken. If such notice shall be by mail, it shall be directed to such shareholder at his post office address, as it appears in the record of shareholders of the corporation or, if he shall have filed with the secretary of the corporation a written request that notice to him be mailed to some other address, then directed to him at such other address.

Section 4. All matters to be considered and brought before any annual or special meeting of shareholders of the corporation, whether or not such matter is to be included in the corporation’s proxy statement prepared pursuant to the federal securities laws, including the proxy rules set forth in the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be properly brought before any such meeting only if in compliance with the procedures set forth in this Section 4.

(A) Annual Meetings of Shareholders.

(1) Nominations of persons for election to the board of directors and the proposal of other business to be considered by the shareholders may be made at an annual meeting of shareholders (a) pursuant to the corporation’s notice of meeting, (b) by or at the direction of the board of directors or (c) by any shareholder of the corporation who (i) was a shareholder of record at the time of giving of notice provided for in this bylaw and at the time of the annual meeting, (ii) is entitled to vote at the meeting and (iii) complies with the notice procedures set forth in this Section 4 as to such business or nomination; clause (c) shall be the exclusive means for a shareholder to make nominations or submit other business before an annual meeting of shareholders.

(2) Without qualification, for any nominations or any other business to be properly brought before an annual meeting by a shareholder pursuant to Section 4(A)(1)(c) of this Section 4, the shareholder must have given timely notice thereof in writing to the Secretary of the corporation and such other business must otherwise be a proper matter for shareholder action. To be timely, a shareholder’s notice shall be delivered to the Secretary at the principal executive offices of the corporation not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary date of the immediately preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after the anniversary date of the preceding year’s annual meeting, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 100th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the corporation. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a shareholder’s notice as described above. To be in proper form, a shareholder’s notice (whether given pursuant to this Section 4(A)(2) or Section 4(B)) to the Secretary must:

(a) set forth, as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareholder, as they appear on the corporation’s books, and of such beneficial owner, if any, (ii) (A) the class or series and number of shares of the corporation which are, directly or indirectly, owned beneficially and of record by such shareholder and such beneficial owner, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the corporation or with a value derived in whole or in part from the value of any class or series of shares of the corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such shareholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the corporation, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such shareholder has a right to vote any shares of any security of the corporation, (D) any short interest in any security of the corporation (for purposes of this bylaw a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (E) any rights to dividends on the shares of the corporation owned beneficially by such shareholder that are separated or separable from the underlying shares of the corporation, (F) any proportionate interest in shares of the corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such shareholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (G) any performance-related fees (other than an asset-based fee) that such shareholder is entitled to based on any increase or decrease in the value of shares of the corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such shareholder’s immediate family sharing the same household (which information shall be supplemented by such shareholder and beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date), and (iii) any other information relating to such shareholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;

(b) if the notice relates to any business other than a nomination of a director or directors that the shareholder proposes to bring before the meeting, set forth (i) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such shareholder and beneficial owner, if any, in such business and (ii) a description of all agreements, arrangements and understandings between such shareholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such shareholder;

(c) set forth, as to each person, if any, whom the shareholder proposes to nominate for election or reelection to the board of directors (i) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (ii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such shareholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all biographical and related party transaction and other information that would be required to be disclosed pursuant to the federal and state securities laws if the shareholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; and with respect to each nominee for election or reelection to the board of directors, include a completed and signed questionnaire, representation and agreement required by Section 4(D) below.

The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as an independent director of the corporation or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee.

(3) Notwithstanding anything in the second sentence of Section 4(A)(2) to the contrary, in the event that the number of directors to be elected to the board of directors is increased and there is no public announcement by the corporation naming all of the nominees for director or specifying the size of the increased board of directors at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a shareholder’s notice required by this Section 4 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the corporation.

(B) Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the corporation’s notice of meeting. Nominations of persons for election to the board of directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the corporation’s notice of meeting (i) by or at the direction of the Board of Directors or (ii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any shareholder of the corporation who (a) is a shareholder of record at the time of giving of notice provided for in this bylaw and at the time of the special meeting, (b) is entitled to vote at the meeting, and (c) complies with the notice procedures set forth in this Section 4 as to such nomination. In the event the corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the board of directors, any such shareholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the corporation’s notice of meeting, if the shareholder’s notice required by Section 4(A)(2) with respect to any nomination (including the completed and signed questionnaire, representation and agreement required by Section 4(D) below) shall be delivered to the Secretary at the principal executive offices of the corporation not earlier than the close of business on the 120th day prior to the date of such special meeting and not later than the close of business on the later of the 100th day prior to the date of such special meeting or, if the first public announcement of the date of such special meeting is less than 100 days prior to the date of such special meeting, the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting. In no event shall any adjournment or postponement of a special meeting or the announcement thereof commence a new time period for the giving of a shareholder’s notice as described above.

(C) General.

(1) Only such persons who are nominated in accordance with the procedures set forth in this bylaw shall be eligible to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 4. Except as otherwise provided by law, or the corporation’s Certificate of Incorporation or its Bylaws, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 4 and, if any proposed nomination or business is not in compliance with this Section 4, to declare that such defective proposal or nomination shall be disregarded.

(2) For purposes of this Section 4, “public announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(3) Notwithstanding the foregoing provisions of this Section 4, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 4; provided, however, that any references in the corporation’s Bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to Section 4(A)(1)(c) or Section 4(B) above. Nothing in this Section 4 shall eliminate or limit any obligations of any shareholder pursuant to Rule 14a-8 under the Exchange Act or any other applicable federal or state securities law with respect to that shareholder’s request to include proposals in the corporation’s proxy statement.

(D) Submission of Questionnaire, Representation and Agreement. To be eligible to be a nominee for election or reelection as a director of the corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under this Section 4) to the Secretary at the principal executive offices of the corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (i) is not and will not become a party to (a) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the corporation or (b) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the corporation, with such person’s fiduciary duties under applicable law, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (iii) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the corporation.

ARTICLE II

QUORUM AND VOTING OF STOCK

Section 1. The holders of a majority of the votes represented by all the shares of stock issued and outstanding and entitled to vote, present in person, or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by law or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders present in person or represented by proxy may adjourn the meeting from time to time to another time or place without notice, other than announcement at the meeting at which the adjournment is taken, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

Section 2. If a quorum is present the affirmative vote of the holders of a majority of the votes represented at the meeting by shares of stock entitled to vote shall be the act of the shareholders, unless a greater or lesser vote is required by law, by the certificate of incorporation or by these bylaws.

Section 3. A shareholder may vote either in person or by proxy executed in writing or by electronic means by the shareholder or by his duly authorized attorney-in-fact. No proxy shall be valid after eleven (11) months from the date thereof, unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the person executing it or by his personal representatives or assigns except in those cases where an irrevocable proxy is permitted by law.

Section 4. The chairman of any meeting of the shareholders shall determine the method of voting (which may be viva voce, by rising, by show of hands or by ballot) upon each matter submitted to the meeting for action unless a shareholder present and entitled to vote upon any matter shall request a ballot vote thereon, in which case such matter shall be voted upon by ballot.

Section 5. The election of directors at all meetings of the shareholders at which directors are to be elected shall be by written ballot. Except as otherwise set forth in the certificate of incorporation with respect to the right of the holders of any series or class of stock to elect additional directors under specified circumstances, each director shall be elected by the vote of the majority of the votes cast with respect to that director’s election at any meeting for the election of directors at which a quorum is present. Notwithstanding the foregoing, if as of the close of the applicable notice of nomination period set forth in Section 4(A)(2) of this Article II or under applicable law, and based on whether one or more notice(s) of nomination were timely filed in accordance with Section 4 of this Article II (as determined by the Secretary of the corporation), the number of nominees exceeds the number of directors to be elected (a “Contested Election”), the directors shall be elected by the vote of a plurality of the votes cast at any meeting for the election of directors at which a quorum is present; provided, however, that the determination that an election is a Contested Election shall be determinative only as to the timeliness of a notice of nomination and not otherwise as to its validity. If, prior to the time the corporation mails its initial proxy statement in connection with such election of directors, one or more notices of nomination are withdrawn such that the number of nominees no longer exceeds the number of directors to be elected, the election shall not be considered a Contested Election, but in all other cases, once an election is determined to be a Contested Election, directors shall be elected by the vote of a plurality of the votes cast. For purposes of this Section 5, a majority of votes cast shall mean that the number of votes cast “for” a director’s election exceeds the number of votes cast “against” that director’s election (with a direction to withhold authority counted as a vote cast “against” that director’s election, but an “abstention” or a “broker nonvote” not counted as a vote cast either “for” or “against” that director’s election). In order for any incumbent director to become a nominee of the board of directors for further service on the board of directors, such person must submit an irrevocable resignation, contingent on (i) that person not receiving a majority of the votes cast in an election that is not a Contested Election, and (ii) acceptance of that resignation by the board of directors in accordance with the policies and procedures adopted by the board of directors for such purpose. In the event an incumbent director fails to receive a majority of the votes cast in an election that is not a Contested Election, the nominating and corporate governance committee, or such other committee designated by the board of directors pursuant to these bylaws, shall make a recommendation to the board of directors as to whether to accept or reject the resignation of such incumbent director, or whether other action should be taken. The board of directors shall act on the resignation, taking into account the committee’s recommendation, and publicly disclose (by a press release and filing an appropriate disclosure with the Securities and Exchange Commission) its decision regarding the resignation and, if such resignation is rejected, the rationale behind the decision within ninety (90) days following certification of the election results. The committee in making its recommendation and the board of directors in making its decision each may consider any factors and other information that they consider appropriate and relevant. Any director whose resignation is under consideration shall not participate in the recommendation of the committee or the decision of the board of directors with respect to his or her resignation. If the board of directors accepts an incumbent director’s resignation pursuant to this Section 5, or if a nominee for director is not elected and the nominee is not an incumbent director, then the board of directors, in its sole discretion, may fill the resulting vacancy pursuant to the other provisions of these bylaws or may decrease the size of the board of directors pursuant to the other provisions of these bylaws. If the board of directors does not accept an incumbent director’s resignation pursuant to this Section 5, such incumbent director shall continue to serve until the next annual meeting and until his or her successor is duly elected, or his or her earlier resignation or removal.

ARTICLE III

DIRECTORS

Section 1. The business of the corporation shall be conducted and managed by a board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these bylaws directed or required to be exercised by the shareholders. The number of directors which shall constitute the whole board shall not be less than six (6) and not more than fifteen (15) as shall be established from time to time by resolution passed by a majority of the whole board of directors, provided that no decrease shall shorten the term of any incumbent director.

Section 2. The directors shall be classified with respect to their terms of office by dividing them into three (3) classes established by action of the shareholders or of the board of directors.

At each Annual Meeting of Shareholders, directors to replace those whose terms expire at such Annual Meeting shall be elected to hold office until the third succeeding Annual Meeting.

Any director may resign at any time. The board of directors may, by majority vote of all directors then in office, remove a director for cause. A director may be removed without cause by the affirmative vote of the holders of two-thirds of the votes represented by all the outstanding shares entitled to vote thereon at a meeting of shareholders called for that purpose.

Section 3. Except as otherwise provided in the certificate of incorporation, vacancies occurring in the board of directors shall be filled in the following manner:

(a) If the vacancy is caused by reason of the removal of a director without cause, it shall be filled by election at a special meeting of shareholders entitled to vote on the matter called for that purpose (which may be the meeting called for the purpose of removing a director), or at any annual meeting without notice;

(b) If the vacancy occurring in the board of directors is caused in any other way, or if new directorships are created, all of the directors then in office, although less than a quorum, may by majority vote choose a successor or successors, or fill each newly created directorship;

(c) In case the entire board shall die or resign or become incapacitated to act, any shareholder may call a special meeting in the same manner that the chief executive officer may call such meetings and directors for the unexpired term may be elected at such special meeting in the manner prescribed for their election at annual meetings.

ARTICLE IV

MEETINGS OF THE BOARD OF DIRECTORS

Section 1. The first meeting of each newly elected board of directors may be held without notice immediately following the annual meeting of shareholders, at the same place at which the annual meeting was held or at such time and place as shall be stated in a duly executed waiver of notice of such meeting.

Section 2. Regular meetings of the board of directors may be held upon such notice, or without notice, and at such time and at such place as shall from time to time be determined by the board of directors. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

Section 3. Special meetings of the board of directors may be called by the chairman of the board, the president, the secretary or any two (2) directors and notice thereof may be oral or in writing and in the latter case may be given by telegraph. If notice is given orally, it shall be given not less than forty-eight (48) hours before such meeting and if given electronically, the electronic transmission notifying each director shall be sent not less than two (2) full days before the meeting, except where a Saturday, Sunday or other holiday intervenes between the time when the notice is given and the date of the meeting in which event the time for such notice shall be increased by one day for each such day so intervening. If written notice, other than by telegraph, is given it shall be mailed to each director not less than five (5) days before the meeting.

Section 4. Whenever there are six (6) directors or less, two (2) directors shall constitute a quorum, but whenever there are more than six (6) directors one-third (1/3) of the directors shall constitute a quorum for the transaction of business unless a greater number is required by law, by the certificate of incorporation or by these bylaws. The act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors, unless the act of a greater number is required by law, by the certificate of incorporation or by these bylaws. If a quorum shall not be present at any meeting of directors, the directors present may adjourn the meeting from time to time to another time or place, without notice other than announcement at the meeting at which the adjournment is taken, until a quorum shall be present.

Section 5. Subject to the provisions of the certificate of incorporation or any provisions of these bylaws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, provide written consent to that action, which may include consent by electronic means. As used herein, “consent by electronic means” includes e-mail, facsimile transmission, or any other form of electronic transmission that identifies the director and clearly indicates his or her intent to consent to the action. Any such action by written consent will have the same force and effect as a unanimous vote of the board or committee, as the case may be. Such written consent and any counterparts thereof will be filed with the minutes of the proceedings of the board or committee.

Section 6. Any one or more members of the board of directors or any committee thereof may participate in any meeting of such board or committee by means of a conference telephone or similar communication equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at such meeting.

ARTICLE V

COMMITTEES

Section 1. The board of directors, by resolution adopted by a majority of the entire board, may designate from among its members an executive committee of the board and/or other committees, each consisting of two (2) or more directors or such other number of directors as required by applicable legal or exchange listing requirements and each of which, to the extent provided in such resolution, shall have all the authority of the board, except as otherwise provided by law. Vacancies in the membership of any committee may be filled by the board at a regular or special meeting.

Section 2. Each committee so designated by the board, by vote of a majority of its members, shall fix its own times and places of meeting, shall determine the number of its members constituting a quorum (but not less than two (2) members of the committee) for the transaction of business, and shall prescribe its own rules of procedure, no change in which shall be made save by a majority vote of its members. All committees shall keep regular minutes of their proceedings and report the same to the board when required, and their actions shall be subject to review by the board, provided that no rights of third parties shall be affected by such review.

ARTICLE VI

OFFICERS

Section 1. The board of directors shall, at its meeting following the annual meeting of shareholders, choose such of the following officers and fill any additional office that it may at such time designate:

Chairman of the Board

Chief Executive Officer

President

Secretary

Treasurer

Controller

One or more other Vice Presidents and Assistant Officers as determined by the Board.

The chief executive officer may, but need not be, chosen from among the directors. The chairman of the board shall be chosen from among the directors.

Section 2. The term of office of all officers shall be one year or until the next annual meeting of shareholders and until their respective successors have been elected and qualified, but any officer may be removed from office, either with or without cause, at any time by the board of directors. A vacancy in any office arising from any cause may be filled for the unexpired portion of the term by the board of directors.

Section 3. The chairman of the board shall be an ex-officio member or a member of all committees and shall freely consult with the board of directors and keep them fully informed concerning the business of the corporation. The chairman of the board shall preside at all meetings of the board of directors and shall perform such other duties from time to time conferred upon him by the board of directors, including without limitation, the responsibility for internal auditing.

Section 4. The chief executive officer shall have the responsibility for the general and active management of the business of the corporation and shall preside at all meetings of the shareholders and, in the absence of the chairman of the board, as the case may be, at all meetings of the board of directors and shall perform such other duties as may be assigned to him by the board of directors.

Section 5. The president, any executive vice president, or senior vice president shall, when required, perform the duties and exercise the powers of the chief executive officer.

Section 6. The chairman of the board may, but need not be, chairman of the executive committee. The chairman of the executive committee may be any director appointed by the board. He shall preside at all meetings of such committee and shall have such other powers and duties as may, from time to time, be prescribed by the executive committee of the board.

Section 7. The secretary shall keep the minutes of all meetings of the board of directors, and the minutes of all meetings of the shareholders and all outstanding committees, in books provided for that purpose; he shall attend to the giving and serving of all required notices of meetings of the shareholders and of the board of directors; he shall affix the seal of the corporation to all contracts, documents and other instruments when so ordered by the board of directors; he shall have charge of the certificate books, transfer books and share ledgers, and such other books and papers as the board of directors may direct, and he shall perform all the duties incident to the office of secretary.

Section 8. The treasurer shall have the care and custody of the funds and other valuable effects, including the securities of the corporation, shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as have heretofore been or hereafter may be designated by the board of directors. He shall disburse the funds of the corporation as ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the chairman of the board, as the case may be, and the board of directors, as required, an account of all his transactions as treasurer and of the financial condition of the corporation.

Section 9. The controller shall be responsible for the books of account, for the preparation of financial statements, budgets and forecasts. The controller shall be responsible for the supervision of the accounting department and shall, under the supervision of the controller, be responsible for the books of account and for the preparation of such other financial data as shall be assigned to him from time to time by the controller. The board of directors may divide the powers, duties and responsibilities of the controller and assign them to two or more persons and designate them controller of the assigned area or areas of responsibility, but regardless of such special designation each such Controller shall be considered an “officer” for all purposes.

Section 10. The assistant vice presidents, assistant secretaries, assistant treasurers, assistant controllers shall, when required, perform the duties and exercise the power of any vice president, the secretary, treasurer or controller, respectively.

Section 11. All other officers of the corporation shall have such powers and duties as generally pertain to their respective offices, and as from time to time may be prescribed by the board of directors.

Section 12. Unless otherwise ordered by the board of directors, the chairman of the board, the president, or, when required, any vice president shall have full power and authority on behalf of the corporation to attend and to act and to vote at any meetings of security holders of corporations in which the corporation may hold securities, and at such meetings shall possess and may exercise any and all rights and powers incident to the ownership of such securities, and which as the owner thereof the corporation might have possessed and exercised, if present. The board of directors by resolution from time to time may confer like powers upon any other person or persons.

Section 13. Assumption of the authority and the exercise of the power of any officer by a subordinate officer shall be deemed to be required under Sections 5, 10 and 12 of this Article VI when the superior officer shall be absent, disabled or incapacitated or when he shall request such subordinate officer to assume such authority or exercise such power.

Section 14. Certain vice presidents of this corporation may, from time to time, have titles or designations conferred upon them by the board of directors which distinguish them from other vice presidents of this corporation, but regardless of such special title or designation each such officer shall be considered a “vice president” for all purposes, including the execution of any and all instruments and the exercise of any and all power and authority provided for elsewhere in these bylaws or conferred upon him from time to time by the shareholders or the board of directors of this corporation, notwithstanding the fact that such power and authority shall be provided for or conferred upon a “vice president”. Each such officer may, therefore, execute instruments and exercise such power and authority as is conferred upon him either as a “vice president” or in his elected or designated capacity and any such action taken by such officer in either capacity shall be the valid and binding act of this corporation.

ARTICLE VII

CERTIFICATES REPRESENTING SHARES

Section 1. The certificates for shares of the corporation shall be in such form as shall be determined by the board of directors and shall be numbered consecutively and entered in the books of the corporation as they are issued. Each certificate shall exhibit the registered holder’s name and the number and class of shares, and shall be signed by the chairman of the board, the president or a vice president and the treasurer or an assistant treasurer or the secretary or an assistant secretary, and shall bear the seal of the corporation or a facsimile thereof. Where any such certificate is countersigned by a transfer agent or registered by a registrar (other than the corporation or an employee of the corporation), the signature of any of the officers referred to in the preceding sentence may be a facsimile signature. In case any officer who signed, or whose facsimile signature or signatures were placed on any such certificate shall have ceased to be such officer before such certificate is issued, it may nevertheless be issued by the corporation with the same effect as if he were such officer at the date of issue.

Section 2. The corporation may issue a new share certificate or certificates in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to give the corporation a bond in such sum and with such sureties as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

Section 3. Upon surrender to the corporation or any transfer agent of the corporation of a certificate for shares duly indorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and by funds required for transfer stamps and transfer taxes, it shall be the duty of the corporation or such transfer agent to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 4. Except as otherwise provided by law, the corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends or other distributions, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or legal claim to or interest in such share or shares on the part of any other person.

Section 5. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action affecting the interests of shareholders, the board of directors may fix, in advance, a record date. Such date shall not be more than sixty (60) nor less than ten (10) days before the date of any such meeting nor more than sixty (60) days prior to any other action.

In each such case, except as otherwise provided by law, only such persons as shall be shareholders of record on the date so fixed shall be entitled to notice of, and to vote at, such meeting and any adjournment thereof, or to express such consent or dissent, or to receive payment of such dividend, or such allotment of rights, or otherwise to be recognized as shareholders for the related purpose, notwithstanding any registration of transfer of shares on the books of the corporation after any such record date so fixed.

Section 6. Notwithstanding any provision of this Article VII to the contrary, the board of directors of the corporation, in its sole discretion, may provide by resolution that some or all of any or all classes and series of the corporation’s shares shall be uncertificated shares, provided that such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Except as otherwise expressly provided by law, the rights and obligations of holders of uncertificated shares and the rights and obligations of the holders of certificates representing shares of the same class and series shall be identical. The board may further provide by resolution for the duties and responsibilities of the corporation’s transfer agent concerning the issue, transfer and registration of uncertificated stock of the corporation, in addition to any other requirements under applicable law, the certificate of incorporation and these Bylaws.

ARTICLE VIII

GENERAL PROVISIONS

Section 1. The seal of the corporation shall be in the form of two concentric circles and between such circles the words “FOREST” and “OIL” and the numerals “19” and “16” shall be inserted at the top, bottom left and right thereof respectively. In the center of the inner circle there shall be a derrick lamp with a keystone inscribed on its face and in the middle of the keystone the initials “F O” shall be inscribed vertically, all in accordance with the form impressed upon the margin of this page.

(FORM OF SEAL)

Section 2. Whenever a notice is required to be given by any statute, the certificate of incorporation, or these bylaws, a waiver thereof in writing signed by the person or persons entitled thereto, whether before or after the time stated therein, shall be deemed equivalent to such notice. In addition, any shareholder attending a meeting of shareholders in person or by proxy without protesting prior to the conclusion of the meeting the lack of notice thereof to him, and any director attending a meeting of the board of directors without protesting prior to the meeting or at its commencement such lack of notice shall be conclusively deemed to have waived notice of such meeting.

Section 3. All checks and drafts on the corporation’s bank accounts and all bills of exchange and promissory notes, and all acceptances, obligations and other instruments for the payment of money, and all endorsements thereof, executed on behalf of the corporation, shall be signed by such officer or officers, agent or agents or such other person or persons as may have heretofore been or hereafter may be thereunto authorized by these bylaws or by the board of directors, which may in its discretion authorize any such signatures to be facsimile.

All contracts, agreements, endorsements, assignments, transfers, stock powers, or other instruments shall be signed by such officer or officers, agent or agents or such other person or persons as may have heretofore been or hereafter may be thereunto, authorized by these bylaws or from time to time by the board of directors.

Such officer or officers as may have heretofore been or hereafter may be designated by the board of directors shall be authorized to sign and issue proxies to vote the shares of stock of other companies standing in the name of the corporation, or consents to action taken or to be taken by such other companies. All such proxies and consents shall be signed in the name of the corporation.

Section 4. The fiscal year of the corporation shall begin on the first day of January and end on the thirty-first day of December in each year.

ARTICLE IX

INDEMNIFICATION

Except to the extent expressly prohibited by the New York Business Corporation Law, the corporation shall indemnify each person made or threatened to be made a party to any action or proceeding whether civil or criminal and whether by or in the right of the corporation or otherwise, by reason of the fact that such person or such person’s testator or intestate is or was either (a) a director or officer of the corporation (including a director or officer who serves or served as an officer of any operating or service division of the corporation), or (b) a director or officer of the corporation who serves or served at the request of the corporation any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity (any such person described in clause (a) or (b) or any other person indemnified by the board of directors of the corporation pursuant to the authority hereinafter provided is herein referred to as an “Indemnified Person”), against judgments, fines, penalties, amounts paid in settlement and reasonable expenses, including attorneys’ fees, incurred in connection with such action or proceeding or any appeal therein; provided, however, that no such indemnification shall be made if a judgment or other final adjudication adverse to such Indemnified Person establishes that either (i) such Indemnified Person’s acts were committed in bad faith, or were the result of active and deliberate dishonesty, and were material to the cause of action so adjudicated, or (ii) such Indemnified Person personally gained in fact a financial profit or other advantage to which he or she was not legally entitled; and provided further that no such indemnification shall be required with respect to any settlement or other nonadjudicated disposition of any threatened or pending action or proceeding unless ordered by a court or if not so ordered shall be authorized in the specific case:

(1) By the board of directors of the corporation acting by a quorum consisting of directors who are not parties to such action or proceeding upon a finding that the Indemnified Person has met the standard of conduct set forth above, or

(2) If such a quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs:

(a) By the board of directors upon the opinion in writing of independent legal counsel that indemnification is proper in the circumstances because the standard of conduct set forth above has been met by the Indemnified Person, or

(b) By the shareholders upon a finding that the Indemnified Person has met the applicable standard of conduct set forth in such paragraph, or

(3) In any other manner which may be provided by, or permitted pursuant to, the New York Business Corporation Law.

The corporation shall advance or promptly reimburse upon request any Indemnified Person for all expenses, including attorneys’ fees, reasonably incurred in defending any action or proceeding in advance of the final disposition thereof upon receipt of an undertaking by or on behalf of such Indemnified Person to repay such amount if such Indemnified Person is ultimately found not to be entitled to indemnification or, where indemnification is granted, to the extent the expenses so advanced or reimbursed exceed the amount to which such Indemnified Person is entitled; provided, however, that such Indemnified Person shall cooperate in good faith with any request by the corporation that common counsel be utilized by the parties to an action or proceeding who are similarly situated unless to do so would be inappropriate due to actual or potential differing interests between or among such parties.

The board of directors of the corporation is authorized to provide indemnification and advancement of expenses to such other persons as the board shall determine from time to time in its sole discretion.

It is not intended that this bylaw shall be deemed to be the exclusive method of indemnification for an Indemnified Person. Any Indemnified Person shall be entitled to seek indemnification and advancement of expenses under any statute, rule, regulation, certificate of incorporation, bylaw, insurance policy, contract or otherwise, which may be available to such Indemnified Person.

Anything in these bylaws to the contrary notwithstanding, no elimination of this bylaw, and no amendment of this bylaw adversely affecting the right of any Indemnified Person to indemnification or advancement of expenses hereunder shall be effective until the 60th day following notice to such Indemnified Person of such action, and no elimination of or amendment to this bylaw shall deprive any Indemnified Person of his or her rights hereunder arising out of alleged or actual occurrences, acts or failures to act which had their origin prior to such 60th day.

The corporation shall not, except by elimination or amendment of this bylaw in a manner consistent with the preceding paragraph, take any corporate action or enter into any agreement which prohibits, or otherwise limits the rights of any Indemnified Person to indemnification or advancement of expenses in accordance with the provisions of this bylaw. If the corporation fails within 30 days after a written claim has been received by the corporation to make any payment in accordance with the indemnification and advancement of expenses provision of this bylaw, the

Indemnified Person may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the Indemnified Person shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the Indemnified Person has not met the standards of conduct which make it permissible under this bylaw to indemnify the Indemnified Person for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its board of directors, legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the Indemnified Person is proper in the circumstances because he or she has met the applicable standard of conduct set forth in this bylaw, nor an actual determination by the corporation (including its board of directors, legal counsel, or its stockholders), that the Indemnified Person has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnified Person has not met the applicable standard of conduct.

The indemnification and right to advancement of expenses of any Indemnified Person provided by this bylaw shall continue after such Indemnified Person has ceased to be a director, officer or employee of the corporation and shall inure to the benefit of such Indemnified Person’s heirs, executors, administrators and legal representatives.

The corporation is authorized to enter into agreements with any of its directors, officers, employees or other persons extending rights to indemnification and advancement of expenses to such person to the fullest extent permitted by applicable law, but the failure to enter into any such agreement shall not affect or limit the rights of such person pursuant to this bylaw, it being expressly recognized hereby that all directors and officers of the corporation, by serving as such after adoption hereof, are acting in reliance hereon and that the corporation is estopped to contend otherwise.

In case any provision in this bylaw shall be determined at any time to be unenforceable in any respect, the other provisions shall not in any way be affected or impaired thereby, and the affected provision shall be given the fullest possible enforcement in the circumstances, it being the intention of the corporation to afford Indemnification and advancement of expenses to Indemnified Persons to the fullest extent permitted by law.

For purposes of this bylaw, the term “corporation” shall include any legal successor to the corporation, including any corporation which acquires: all or substantially all of the assets of the corporation in one or more transactions.

ARTICLE X

AMENDMENTS

Section 1. The board of directors shall have the power to amend, repeal or adopt bylaws at any regular or special meeting of the board. However, any bylaws adopted by the board may be amended or repealed by vote of the holders of shares entitled at the time to vote for the election of directors.